SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 30, 2004



                        FelCor Lodging Trust Incorporated
             (Exact name of registrant as specified in its charter)



      Maryland                       1-14236                    72-2541756
   (State or other                 (Commission                (I.R.S. Employer
    jurisdiction                   File Number)              Identification No.)
   of incorporation)


     545 E. John Carpenter Freeway, Suite 1300
     Irving, Texas                                                75062
     (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (972) 444-4900



          (Former name or former address, if changed since last report)



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Item 5.  Other Events and Regulation FD Disclosure

         On March 30, 2004, FelCor Lodging Trust Incorporated, or the Company, entered into an Underwriting Agreement with Citigroup Global Markets Inc., Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc. and Legg Mason Wood Walker, Incorporated, or, collectively, the Underwriters. Pursuant to the Underwriting Agreement, the Company has agreed to issue an aggregate of 4,000,000 shares of $1.95 Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, or Series A Preferred Stock, of the Company. The Company also granted the Underwriters a 30-day option to purchase an additional 600,000 shares of Series A Preferred Stock to cover over-allotments, which the Underwriters exercised in full on April 1, 2004. The sale of the shares of Series A Preferred Stock, including the over-allotment shares, was completed on April 5, 2004.

         Each share of Series A Preferred Stock is entitled to a liquidation preference of $25 per share. Additionally, each share of Series A Preferred Stock may be converted at any time, unless previously redeemed, at the option of the holder into shares of Company common stock at a conversion price of $32.25 per share of Company common stock (equivalent to a conversion rate of 0.7752 shares of common stock for each share of Series A Preferred Stock), subject to adjustment in certain circumstances. Further, if shares of common stock of the Company trade at or above the conversion price of $32.25 for a specified period of time, the Company may redeem the Series A Preferred Stock, in whole or in part, for shares of Company common stock at the conversion rate of 0.7752 shares of Company common stock or for cash in an amount equal to the aggregate market value of that number of shares of Company common stock.

         This current report on Form 8-K is being filed for the purpose of setting forth certain exhibits in connection with the issuance of the Series A Preferred Stock.

Item 7.  Financial Statements and Exhibits

         (a) Financial statements of businesses acquired.

                  Not applicable.

         (b) Pro forma financial information.

                  Not applicable.

         (c) Exhibits.

         The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:


                 Exhibit
                  Number                        Description of Exhibit

                   1.1 Underwriting Agreement, dated as of March 30, 2004, by and among the Company, Citigroup Global Markets Inc., Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc. and Legg Mason Wood Walker, Incorporated.



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                  3.1.3             Articles   Supplementary   of  the   Company
                                    designating  the additional  shares of $1.95
                                    Series A  Cumulative  Convertible  Preferred
                                    Stock filed April 2, 2004.

                 10.1.4 Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of FelCor Lodging Limited Partnership, dated as of April 2, 2004.

                   12.1 Computation of ratio of earnings to combined fixed charges and preferred stock dividends.

                   99.1 Press release issued by the Company on March 29, 2004, announcing the commencement of the offering of Series A Preferred Stock.

                   99.2 Press release issued by the Company on March 31, 2004, announcing the pricing of the Series A Preferred Stock being offered.

                   99.3 Press release issued by the Company on April 5, 2004, announcing the closing of the Series A Preferred Stock offering.








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                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FELCOR LODGING TRUST INCORPORATED



Date:  April 5, 2004                   By:  /s/ Lawrence D. Robinson
                                          -------------------------------------
                                       Name:      Lawrence D. Robinson
                                       Title:     Executive Vice President,
                                                  General Counsel
                                                  and Secretary










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                                INDEX TO EXHIBITS



                 Exhibit
                  Number                        Description of Exhibit

                   1.1 Underwriting Agreement, dated as of March 30, 2004, by and among the Company, Citigroup Global Markets Inc., Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc. and Legg Mason Wood Walker, Incorporated.

                  3.1.3 Articles Supplementary of the Company designating the additional shares of $1.95 Series A Cumulative Convertible Preferred Stock filed April 2, 2004.

                 10.1.4 Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of FelCor Lodging Limited Partnership, dated as of April 2, 2004.

                   12.1 Computation of ratio of earnings to combined fixed charges and preferred stock dividends.

                   99.1 Press release issued by the Company on March 29, 2004, announcing the commencement of the offering of Series A Preferred Stock.

                   99.2 Press release issued by the Company on March 31, 2004, announcing the pricing of the Series A Preferred Stock being offered.

                   99.3 Press release issued by the Company on April 5, 2004, announcing the closing of the Series A Preferred Stock offering.